UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2025

STATE STREET CORPORATION

(Exact name of Registrant as Specified in its Charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Congress Street

Boston, Massachusetts 02114

(Address of principal executive offices, and Zip Code)

(617) 786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share	STT.PRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 6, 2025, State Street Corporation (“State Street”) issued and sold 750,000 depositary shares (the “Depositary Shares”) each representing a 1/100th ownership interest in a share of State Street’s Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series K, without par value per share (the “Series K Preferred Stock”), with a liquidation preference of $100,000 per share (equivalent to $1,000 per Depositary Share) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-265877) and a related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). The Series K Preferred Stock was created pursuant to the filing on January 31, 2025 of Articles of Amendment (the “Articles of Amendment”) with the Secretary of the Commonwealth of the Commonwealth of Massachusetts. The sale of the Depositary Shares was made pursuant to the terms of an underwriting agreement dated January 30, 2025 (the “Underwriting Agreement”), entered into among State Street and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein. State Street expects to receive net proceeds from the offering of the Depositary Shares of approximately $743.1 million, after deducting the underwriting discount and estimated offering expenses.

In connection with the issuance of the Depositary Shares, State Street entered into a deposit agreement dated February 6, 2025 (the “Deposit Agreement”), with Equiniti Trust Company, LLC (as depositary) and the holders from time to time of depositary receipts evidencing the Depositary Shares.

The Deposit Agreement has been filed as Exhibit 4.3 hereto. The Underwriting Agreement, Articles of Amendment and form of certificate evidencing the Series K Preferred Stock have been included as Exhibits 1.1, 4.1 and 4.2, respectively, to State Street’s Current Report on Form 8-K, filed with the SEC on February 5, 2025. The above descriptions of the Deposit Agreement, the Articles of Amendment, the form of certificate of the Series K Preferred Stock and the Underwriting Agreement are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to State Street, has issued an opinion to State Street, dated February 6, 2025, regarding the legality of the Depositary Shares to be issued and sold in the offering upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 30, 2025, by and among State Street Corporation and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (filed as Exhibit 1.1 to State Street’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2025 and incorporated by reference herein).

4.1	Articles of Amendment of State Street Corporation with respect to the Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series K, filed on January 31, 2025 (filed as Exhibit 4.1 to State Street’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2025 and incorporated by reference herein).

4.2	Form of certificate representing the Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series K (filed as Exhibit 4.2 to State Street’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2025 and incorporated by reference herein).

4.3	Deposit Agreement, dated February 6, 2025, by and among State Street Corporation, Equiniti Trust Company, LLC (as depositary), and the holders from time to time of the depositary receipts.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated February 6, 2025.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.1).

*104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ Elizabeth M. Schaefer
	Name:	Elizabeth M. Schaefer
	Title:	Senior Vice President and Chief Accounting Officer

Date: February 6, 2025